UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2015
CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On July 20, 2015, the Board of Directors (the “Board”) of Celanese Corporation (the “Company”) elected Christopher W. Jensen as Senior Vice President, Finance and Chief Financial Officer.  Mr. Jensen has been serving as interim chief financial officer since May 2014.
In connection with this action, the Compensation and Management Development Committee of the Board took the following actions on July 21, 2015: (i) increased Mr. Jensen’s base salary from $450,000 to $500,000, (ii) increased his target annual bonus opportunity from 50% to 70% of base salary, and (iii) granted Mr. Jensen an award of time-based restricted stock units (“RSUs”) under the Company’s 2009 Global Incentive Plan with a grant date fair value equal to $150,000. The RSUs will vest in full on the third anniversary of the grant date.
(d) On July 20, 2015, the Board increased the size of the Board from eight to nine members and elected Kathryn M. Hill as a Class I member of the Board, effective July 21, 2015. There are no arrangements or understandings between Ms. Hill and any other person pursuant to which she was elected as a director.
Consistent with the compensation provided to all non-management directors, Ms. Hill will receive an annual director retainer fee of $100,000 in cash and $120,000 in time-vesting restricted stock units, to be pro-rated accordingly from the effective date of her election. The restricted stock units will vest in full one year from the date of grant. In addition, in accordance with Company policy, Ms. Hill will be reimbursed for actual expenses incurred on behalf of the Company.
Ms. Hill has been elected to serve on the Board until the Company's 2016 Annual Meeting of Stockholders to be held on or about April 21, 2016 at which time she will be a nominee for election by the Company's stockholders.
A copy of the press release announcing Ms. Hill's election is furnished hereto as Exhibit 99.1.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 21, 2015, the Board, acting upon the recommendation of the Nominating and Corporate Governance Committee of the Board, approved amendments to the Company’s Third Amended and Restated By-laws (the “By-laws”), effective immediately.
Article 1, Section 1.01 of the By-laws has been amended to provide that the name of the Company's registered agent, and the address of the Company's registered office, in Delaware will be specified in documents filed by the Company with the Secretary of State from time to time, and will no longer be specified in the By-laws.
The foregoing description of the By-law amendments is qualified in its entirety by reference to the Third Amended and Restated By-Laws, as amended on July 21, 2015, a copy of which is attached hereto as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number
Description

3.1	Amendment to Celanese Corporation Third Amended and Restated By-laws
3.2	Celanese Corporation Third Amended and Restated By-laws, amended effective as of July 21, 2015
99.1	Press Release dated July 21, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ James R. Peacock III
Name:	James R. Peacock III
Title:	Vice President, Deputy General Counsel and Corporate Secretary

Date:	July 24, 2015
INDEX TO EXHIBITS

Exhibit Number
Description

3.1	Amendment to Celanese Corporation Third Amended and Restated By-laws
3.2	Celanese Corporation Third Amended and Restated By-laws, amended effective as of July 21, 2015
99.1	Press Release dated July 21, 2015